Exhibit 99.77Q1

Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Impact Equity Fund - Investor Shares $ 3,566
Domini Impact Equity Fund - Class A Shares $ 415
Domini Impact Equity Fund - Institutional Shares $ 3,171
Domini Impact Equity Fund - Class R Shares $ 2,674

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Impact Equity Fund - Investor Shares $ 0. 2344
Domini Impact Equity Fund - Class A Shares $ 0.3699
Domini Impact Equity Fund - Institutional Shares $ 0.4022
Domini Impact Equity Fund - Class R Shares $ 0.4031

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Impact Equity Fund - Investor Shares 15,132
Domini Impact Equity Fund - Class A Shares 1,269
Domini Impact Equity Fund - Institutional Shares 7,999
Domini Impact Equity Fund - Class R Shares 7,760

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Impact Equity Fund - Investor Shares $43.87
Domini Impact Equity Fund - Class A Shares $6.82
Domini Impact Equity Fund - Institutional Shares $23.12
Domini Impact Equity Fund - Class R Shares $5.58

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Impact International Equity Fund - Investor Shares $ 5,223
Domini Impact International Equity Fund – Class A Shares $ 760
Domini Impact International Equity Fund - Institutional Shares $3,008

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Impact International Equity Fund - Investor Shares $ 0.0971
Domini Impact International Equity Fund – Class A Shares $ 0.0945
Domini Impact International Equity Fund - Institutional Shares $ 0.1249

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Impact International Equity Fund - Investor Shares 56,392
Domini Impact International Equity Fund - Class A Shares 8,149
Domini Impact International Equity Fund - Institutional Shares 24,576

Series 5 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Impact International Equity Fund - Investor Shares $7.66
Domini Impact International Equity Fund - Class A Shares $8.05
Domini Impact International Equity Fund - Institutional Shares $7.65